SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2005

BANK OF WILMINGTON CORPORATION

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2005, we completed a privately-placed offering of “trust preferred securities.”

We issued an aggregate principal amount of $10,310,000 in Floating Rate Subordinated Deferrable Interest Debentures to our newly formed subsidiary, BKWW Statutory Trust I, a Delaware statutory trust.

These debentures were issued and sold under an “Indenture” dated October 4, 2005, between us and the Wilmington Trust Company (a Delaware trust company unaffiliated with us). A copy of the Indenture is filed as Exhibit 4.1 to this report. The debentures provide for quarterly distributions at a floating rate based on “LIBOR,” as defined in the debentures, plus 1.40%. The rate will be reset quarterly. Beginning in December 2010, provided we meet certain conditions, we have the right to redeem all or part of the securities at a redemption price of 100% of their liquidation amount plus any accrued and unpaid interest through the date of the redemption. The debentures are unsecured and are subordinated in right of payment to all of our “Senior Indebtedness,” as defined in the Indenture. The debentures will mature on December 15, 2035.

BKWW Statutory Trust I issued an aggregate principal amount of $10,000,000 in Floating Rate Capital Securities to an investor, and an aggregate principal amount of $310,000 in Floating Rate Common Securities to us. The Capital Securities and the Common Securities were issued and sold under an “Amended and Restated Declaration of Trust” dated October 4, 2005, among us, the Wilmington Trust Company, and certain of our officers as administrators. A copy of this declaration is filed as Exhibit 4.2 to this report.

We guaranteed the payment of the Capital Securities under the “Guarantee Agreement” dated October 4, 2005, between us and the Wilmington Trust Company. This guarantee is unsecured and is subordinated in right of payment to all of our “Senior Indebtedness,” as defined in the Indenture. A copy of this guarantee is filed as Exhibit 4.3 to this report.

The Capital Securities were not registered under the Securities Act of 1933 and state securities laws, based on exemptions from registration , and they may not be offered or sold in the United States unless they are registered under the Securities Act of 1933 and applicable state securities laws, or are exempt from registration under those laws.

Item 9.01.  Financial Statements and Exhibits.

Exhibits. The following exhibits are filed with this Report:

Exhibit No.	Exhibit Description

4.1	Indenture dated October 4, 2005, between Bank of Wilmington Corporation, as Issuer, and Wilmington Trust Company, as Trustee.

4.2	Amended and Restated Declaration of Trust dated October 4, 2005, by and among Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, Bank of Wilmington Corporation, as Sponsor, and Betty V. Norris and Cameron Coburn, as Administrators.

4.3	Guarantee Agreement dated October 4, 2005, by and between Bank of Wilmington Corporation and Wilmington Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF WILMINGTON CORPORATION (Registrant)

Date: October 06, 2005	By:	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer